SUB ITEM 77Q 1(E)(I)

                                THE HUNTINGTON FUNDS
                            INVESTMENT ADVISORY AGREEMENT

      This Agreement is made as of the 23rd day of June, 2006 by and between THE HUNTINGTON FUNDS, a statutory trust organized under the laws of the State of Delaware (herein called the "Trust"), and HUNTINGTON ASSET ADVISORS, INC. (herein called the "Investment Adviser").

      WHEREAS, the Trust is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940; and

      WHEREAS, the Trust desires to retain the Investment Adviser to render investment advisory and other services to the investment portfolios of the Trust identified on Schedule A hereto (each a "Fund" and collectively the "Funds"), and the Investment Adviser is willing to render such services as a discretionary investment adviser on the terms and conditions hereinafter set forth;

      WITNESSETH: That in consideration of the promises and mutual covenants hereinafter contained, the parties hereto agree as follows:

      1. Appointment. The Trust being duly authorized hereby appoints the Investment Adviser to act as discretionary investment adviser to the Trust for the Funds for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

      2. Management. Subject to the supervision of the Board of Trustees of the Trust (the "Trustees"), the Investment Adviser will provide a continuous investment program for each of the Funds, including, investment research and management with respect to all securities, investments, cash and cash equivalents in the Funds. The Investment Adviser will determine from time to time what securities and other instruments will be purchased, retained or sold by the Trust for the Funds. The Investment Adviser will provide the services rendered by it hereunder in accordance with the Funds' respective investment objectives and policies as stated in the Prospectus which is a part of the Trust's effective Registration Statement as amended from time to time. The Investment Adviser agrees that it:

      (a) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission (herein called the "Rules") and with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 and the Investment Advisers Act of 1940, all as amended, and will in addition conduct its activities under this Agreement in accordance with all applicable Rules and Regulations of the Comptroller of the Currency pertaining to the investment advisory activities of national banks;

      (b) will place orders pursuant to its investment determinations for each of the Funds either directly with the issuer of the instrument to be purchased or with any broker or dealer selected by it. In placing orders with brokers and dealers, the Investment Adviser will use its reasonable best efforts to obtain the best net price and execution of its orders, after taking into account all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. However, this responsibility shall not be deemed to obligate the Investment Adviser to solicit competitive bids for each transaction. Consistent with its obligation, the Investment Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934), statistical quotations, specifically the quotations necessary to determine a Fund's net asset value, and other information provided to the applicable Fund or to the Investment Adviser or its affiliates to or for the benefit of any Fund and/or other accounts over which the Investment Adviser or any of its affiliates exercises investment discretion. Subject to the review of the Trustees from time to time with respect to the extent and continuation of the policy, the Investment Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for any Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting the transaction if the Investment Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Investment Adviser with respect to the accounts as to which it or its affiliates exercise investment discretion;

      (c) will maintain books and records with respect to the securities transactions of each Fund and will render to the Trustees such periodic and special reports as the Trustees may reasonably request; and

      (d) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust learned by, or disclosed to, the Investment Adviser in the course of its performance of its responsibilities and duties under this Agreement, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil, regulatory, or criminal sanctions for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

      3. Services Not Exclusive. The investment management services rendered by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby. The Investment Adviser shall provide fair and equitable treatment to the Funds in the selection of portfolio instruments and the allocation of investment opportunities; the Investment Adviser is not required to give the Funds preferential treatment.

      4. Books and Records. In compliance with the requirements of Rule 31a-3 promulgated under the Investment Company Act of 1940, as amended, the Investment Adviser hereby agrees that all records which it maintains for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any of such records up on the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 the records required to be maintained by Rule 31a-1 and to comply in full with the requirements of Rule 204-2 under the Investment Advisers Act of 1940 pertaining to the maintenance of books and records.

      5. Expenses. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions and taxes, if any) or other investment instruments purchased for the Funds.

      In addition, if the expenses borne by any Fund other than the Huntington Florida Tax-Free Money Fund (including fees payable pursuant to this Agreement and the Administration Agreement but excluding interest, taxes, brokerage and, if permitted by the relevant state securities commissions, extraordinary expenses) in any fiscal year of such Fund exceed the applicable expense limitations imposed by the securities regulations of any state in which the shares of any such Fund are registered or qualified for sale to the public, the Investment Adviser shall reimburse such Fund monthly for a portion of any such excess in an amount equal to the proportion that the fees otherwise payable to the Investment Adviser bear to the total amount of investment advisory and administration fees otherwise payable to the Investment Adviser during such fiscal year pursuant to paragraph 6 hereof.

      6. Compensation. For the services provided and the expenses assumed pursuant to this Agreement with respect to each Fund, the Trust will pay the Investment Adviser, and the Investment Adviser will accept as full compensation therefore, a fee representing the percentage of the average daily net asset value of such Fund, computed daily and payable monthly at the annual rate set forth on Schedule A hereto.

      7.    Limitation of Liability of the Investment Adviser; Indemnification.

      (a) The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

      (b)  Subject to the limitations contained in Section 7(c) below:

            (i) the Trust shall indemnify and hold harmless the Investment Adviser, its directors, officers and employees and each person who controls the Investment Adviser (hereinafter referred to as "Covered Persons") to the fullest extent permitted by law, against any and all claims, demands and liabilities (and all reasonable expenses in connection therewith) to which the Investment Adviser or any of its directors, officers, employees or controlling persons may become subject by virtue of the Investment Adviser being or having been the Investment Adviser of the Trust;

            (ii) the words "claims, actions, suits, or proceedings" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liabilities" and "expenses" shall include, without limitation, attorneys' fees and expenses, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

      (c)  No indemnification shall be provided hereunder to a Covered Person:

            (i) who shall have been adjudicated by a court or body before which the proceedings was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of its office or (B) not to have acted in good faith in the reasonable belief that its action was in the best interest of the Trust; or

            (ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

                  (A) by the court or other body approving the settlement; or

                  (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust (as defined in the Investment Company Act of 1940, as amended) nor are parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

                  (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

      (d) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person shall insure to the benefit of the personal representatives, successors and assigns of each such person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel and any other persons, other than a Covered Person, may be entitled by contract or otherwise under law.

      (e) Expenses in connection with the investigation, preparation and presentation of a defense to any claim, suit or proceeding of the character described in subsection (b) of this Section 7 shall be paid by the Trust or any Fund from time to time prior to final disposition thereof, upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or any such Fund if its is ultimately determined that he is not entitled to indemnification under this Section 7; provided however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust shall be insured again losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry), that there is reason to believe that such Covered Person will be entitled to indemnification under this Section 7.

      8. Duration and Termination. This Agreement shall be effective as of the date of hereof, and unless sooner terminated as provided herein, shall continue in effect as to any particular Fund through August 30, 2006 and for successive periods of 12 months each, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(b) by the Trustees or, with respect to any Fund, by vote of a majority of the outstanding voting securities of such Fund; provided, however that this Agreement may be terminated by the Trust as to any Fund or all the Funds at any time, without the payment of any penalty, by the Trustees or, with respect to any Fund, by a vote of a majority of the outstanding voting securities of such Fund on 60 days' written notice to the Investment Adviser, or by the Investment Adviser as to any Fund at any time, without payment of any penalty, on 90 days' written notice to the Trust. This Agreement will immediately terminate in the event of its assignment by either party hereto or by operation of law. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the Investment Company Act of 1940, as amended).

      9. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective with respect to any Fund until approved by vote of a majority of the Fund's outstanding voting securities.

      10. (A)Representations and Warranties. The Investment Adviser hereby represents and warrants as follows:

            (1) The Investment Adviser is registered under the Investment Advisers Act of 1940, as amended;

            (2) The Investment Adviser has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement;

            (3) This Agreement is the legal, valid and binding obligation of the Investment Adviser, and is enforceable in accordance with its terms; and

            (4) The performance by the Investment Adviser of its obligations under this Agreement does not conflict with any law or regulation to which it is subject.

         (B)Covenants. The Investment Adviser hereby covenants and agrees that, so long as this Agreement shall remain in effect:

            (1) The Investment Adviser shall maintain its registration under the Investment Advisers Act of 1940; and

            (2) The performance by the Investment Adviser of its obligations under this Agreement shall not conflict with any law to which it is then subject.

         (C)The Trust hereby covenants and agrees that, so long as this Agreement shall remain in effect, it shall furnish the Investment Adviser from time to time with copies of the following documents, if and when effective, pertaining to the Trust or the Funds and all amendments and supplements thereto:
Agreement and Declaration of Trust, Certificates of Trust, By-Laws, Registration Statement (including Prospectus and Statement of Additional Information), Custodial Agreement, Transfer Agency Agreement, Administration Agreement, Distribution Agreement, Rule 12b-1 Service Plan, Proxy Statement and any other documents filed with the Securities and Exchange Commission, State securities law administrators or other governmental agencies, and any other documents the Investment Adviser may reasonably request.

      11. Notices. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Investment Adviser at 41 South High Street, Columbus, Ohio 43287, Attention: B. Randolph Bateman or (2) to the Trust at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7010, Attn.: Secretary.

      12. Waiver. With full knowledge of the circumstances and the effect of its action, the Investment Adviser hereby waives any and all rights which it may acquire in the future against the property of any shareholder of the Trust, other than shares of the Trust at their net asset value; which arise out of any action or inaction of the Trust under this Agreement.

      13. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      14. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      15. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

      16. Governing Law. This Agreement is executed in the state of Ohio and shall be governed by the laws of such State, without reference to conflict of laws principles.

      IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above written.


                                     THE HUNTINGTON FUNDS


                                     By:  /s/ George M. Polatas
                                     Name:  George M. Polatas
                                     Title:  Vice President


                                     HUNTINGTON ASSET ADVISORS, INC.


                                     By:  /s/ B. Randolph Bateman
                                     Name:  B. Randolph Bateman
                                     Title:  President

                                   SCHEDULE A
                                    TO THE
                         INVESTMENT ADVISORY AGREEMENT
                                       BETWEEN
                              THE HUNTINGTON FUNDS
                                      and
                           HUNTINGTON ASSET ADVISORS, INC.
                           dated as of June 23, 2006

Pursuant to Section 6, the Trust shall pay the Adviser compensation at an annual rate as follows:

PORTFOLIO                                  FEE
                                           (as a percentage of
                                           average daily net assets)

Huntington U.S. Treasury Money Market Fund .20%

Huntington Growth Fund                     .60%

Huntington Income Equity Fund              .60%

Huntington Fixed Income Securities Fund    .50%

Huntington Short/Intermediate              .50%
Fixed Income Securities Fund

Huntington Money Market Fund               .30% on assets up to $500M
                                           .25% on assets from $500M to $1B
                                           .20% on assets in excess of $1B

Huntington Ohio Municipal Money Market Fund.30% on assets up to $500M
                                           .25% on assets from $500M to $1B
                                           .20% on assets in excess of $1B

Huntington Ohio Tax-Free Fund              .50%

Huntington Michigan Tax Free Fund          .50%

Huntington Mortgage Securities Fund        .50%

Huntington Florida Tax-Free Money Fund     .30% on assets up to $500M
                                           .25% on assets from $500M to $1B
                                           .20% on assets in excess of $1B

Huntington Intermediate Government Income Fund.50%

      IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above written.

                                     THE HUNTINGTON FUNDS

                                     By:  /s/ George M. Polatas
                                     Name:  George M. Polatas
                                     Title:  Vice President


                                     HUNTINGTON ASSET ADVISORS, INC.


                                     By:  /s/ B/ Randolph Bateman
                                     Name:  B. Randolph Bateman
                                     By:  President
                                  AMENDMENT TO
                         INVESTMENT ADVISORY AGREEMENT
                                    BETWEEN
                              THE HUNTINGTON FUNDS
                                      AND
                        HUNTINGTON ASSET ADVISORS, INC.

      This Amendment to the Investment Advisory Contract ("Agreement") dated June 23, 2006, between THE HUNTINGTON FUNDS ("Fund") and HUNTINGTON ASSET ADVISORS, INC. ("Service Provider") is made and entered into as of the 23rd day of June, 2006.

      WHEREAS, the Fund has entered into the Agreement with the Service
Provider;

      WHEREAS, the Securities and Exchange Commission has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

      WHEREAS, Regulation S-P permits financial institutions, such as the Fund, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Fund, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR {section} 248.14) ("Section 248.14 NPI"); for specified law enforcement and miscellaneous purposes (17 CFR {section} 248.15) ("Section 248.15 NPI") ; and to service providers or in connection with joint marketing arrangements (17 CFR {section} 248.13) ("Section
248.13 NPI");

      WHEREAS, Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR {section} 248.7 and 17 CFR {section} 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Fund and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Fund disclosed the information (17 CFR {section} 248.13);

      NOW, THEREFORE, the parties intending to be legally bound agree as follows:

      1. The Fund and the Service Provider hereby acknowledge that the Fund may disclose shareholder NPI to the Service Provider as agent of the Fund and solely in furtherance of fulfilling the Service Provider's contractual obligations under the Agreement in the ordinary course of business to support the Fund and its shareholders.

      2. The Service Provider hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR {section}{section} 248.15, or in connection with joint marketing arrangements that the Funds may establish with the Service Provider in accordance with the limited exception set forth in 17 CFR {section} 248.13.

      3. The Service Provider further represents and warrants that, in accordance with 17 CFR {section} 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:

      {circle}insure the security and confidentiality of records and NPI of Fund customers,
      {circle}protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI, and {circle}protect against unauthorized access to or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

      4. The Service Provider may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds ("Fund Affiliates"); (b) affiliated persons of the Service Provider ("Service Provider Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with the Service Provider of the Funds ("Nonaffiliated Third Party") under the service and processing ({section}248.14) or miscellaneous ({section}248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Service Provider received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception ({section}248.13), provided the Service Provider enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.

      5.    The Service Provider may redisclose Section 248.14 NPI and Section
248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

      6. The Service Provider is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.

   WITNESS the due execution hereof this 23rd day of June, 2006.

                          THE HUNTINGTON FUNDS

                          By:/s/ George M. Polatas
                          Name:  George M. Polatas
                          Title:  Vice President


                          HUNTINGTON ASSET ADVISORS, INC.


                          By:  /s/ B. Randolph Bateman
                          Name:  B. Randolph Bateman
                          Title:  President